Exhibit 10.3

购 销 协 议

SALES AND PURCHASE AGREEMENT

BETWEEN

AGM TECHNOLOGY LIMITED

(“Seller”)

AND

SonicHash LLC

("Purchaser”)

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本协议由AGM TECHNOLOGY LIMITED（“the seller”），（主要营业地址位于2/F Hongkong Offshore Centre No 28 Austin Avenue Stim Sha Tsui Kowloon Hong Kong)和SonicHash LLC（“the Purchaser”）（主要营业地址位于614 N.Dupont Hwy, Ste 210, Dover, Delaware）于 2022年2月14日签订。

This agreement (this "Agreement'') is made on 14 February 2022 by and between AGM TECHNOLOGY LIMITED (the" Seller”), with its principal office of business at 2/F Hongkong Offshore Centre No28 Austin Avenue Stim Sha Tsui Kowloon Hong Kong，and SonicHash LLC (the "Purchaser”)(, with its principal place of business at 614 N.Dupont Hwy, Ste 210, Dover, Delaware).

鉴于买方愿意购买本协议项下所售产品，卖方愿意根据本协议的条款和条件提供加密货币挖矿硬件和其他设备。经双方友好协商，达成以下协议，共同信守：

Whereas the Purchaser is willing to purchase the Products sold under this Agreement, Seller is willing to provide cryptocurrency mining hardware and other equipment in accordance with the terms and conditions of this Agreement. Through friendly negotiation, both parties have reached the following agreement and shall abide by it:

1、	标的产品信息，数量，价格，总价款。

Target Products information, quantity, price, total price.

1.1双方约定，本协议项下标的产品如下所示：

Both parties agree that the Products under this Agreement are as follows:

名称Commodity	型号Model	算力（TH/S）HashRate	功耗(W) Power Consumption	总算力（T）Quantity/T	单价美元Price/USD	总价美元 Total amount/USD
Miner	Zhuque B1	92T	3400W±5%	75,542T	62USD	4,683,600

本表列示标的产品性能参数（算力、功耗）系在满足25〫C环境条件下的运行结果。

The performance parameters (Hash Rate, power consumption) of the target Products listed in this table are the operating results under 25〫C environmental conditions。

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1.2为保障服务器以上述性能参数运行，买方应确保服务器运行的数据中心具备必要的降温、防尘措施，稳定的电力供应，以及基本的环境需求条件，包括：环境温度-5~35度、湿度<75%、交流电压210~240V、单个插座电流16A、粉尘<0.5mg每立方米（其中金属和硫化物含量不超过1%）。

In order to ensure that the server runs with the above performance parameters, the Purchaser shall ensure that the data center where the server runs has the necessary cooling, dust-proof measures, stable power supply, and basic environmental requirements, including: ambient temperature -5~35 degrees, humidity < 75%, AC voltage 210~240V, single socket current 16A, dust <0.5mg per cubic meter (including metal and sulfide content not more than 1%).

2、	价款及支付。Price and payment.

2.1根据本协议约定，买方应向卖方支付的总价款为4,683,600美元。

According to the Agreement, the total price payable by Purchaser to Seller is USD4,683,600.

2.2协议签署后七个工作日内买方100%预付货款。

100% prepay should be made to the seller in 7 working days after signing the Agreement.

2.3 卖方指定收款账户信息如下：

The information of the receiving account designated by Seller is as follows:

Seller address：

Bank name:

Bank Address:

Swift Code:

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Account name:

Account number:

Contact:

3、	产品交付。Product delivery.

3.1交付期限。Delivery date

不迟于2022年4月30日交付完成。

The latest delivery time shall not exceed 30 April 2022.

3.2交付方式。Delivery method.

3.2.1买方必须指明交货地点，卖方将把产品运送到该指定地点。买方指定交货地点需在香港范围内。买方未向卖方提供送货地点或买方提供的送货地点为虚假地址或不存在的，卖方可向买方发出自提通知并要求买方自己取走产品（应说明自提地址）。上述通知中自提的最早日期视为交货日期。买方收到上述通知后，即视为卖方已完成本协议项下的交付义务。买方应在收到卖方的通知后[5]个工作日内领取所有产品。否则，卖方有权按照USD[0.5]/台/天的标准向买方收取仓储费等费用。

The Purchaser must indicate place of delivery, and will ship the Products(s) to such designated place. The Purchaser 's designated delivery location must be within Hong Kong. If the Purchaser fails to provide Seller with the delivery place or the delivery place provided by the Purchaser is a false address or does not exist, Seller may issue the Purchaser a notice of self-pick-up (which shall specify the self- pick-up location) and ask the Purchaser to pick up the Products itself. The earliest date for self-pick-up mentioned in the above notice shall be deemed as the delivery date. Seller shall be deemed to have completed the delivery obligation under this Agreement when the Purchaser receives the above notice. The Purchaser shall pick up all the Products within [5] working days after receiving the notice from Seller. Otherwise, Seller is entitled to charge the Purchaser the storage fee, warehousing charge and other fees according to the standard of USD [0.5] / unit / day.

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3.2.2产品交付条款应为CIP（根据《2010年国际贸易术语解释通则》支付至（指定目的地）的运输和保险费）至买方指定的交付地点。一旦产品交付给承运人，应视为卖方已完成履行其向买方提供产品的义务，产品的所有权和损失或损坏风险应转移给买方。卖方对由买方或任何第三方（包括但不限于承运人、海关、进口经纪人）造成的任何交货延迟不承担任何责任。

The terms of delivery of the Products(s) shall be CIP (carriage and insurance paid to (named place of destination) according to Incoterms 2010) to the place of delivery designated by the Purchaser. Once the Products(s) have been delivered to the carrier, Seller shall have fulfilled its obligation to supply the Products(s) to the Purchaser, and the title and risk of loss or damage to the Products(s) shall pass to the Purchaser. Seller shall not be liable for any delay in delivery caused by the Purchaser or any third party (including but not limited to the carrier, customs and import broker).

3.2.3因产品或产品运输造成的任何产品灭失、损失、人身伤害、财产损失、其他损害或责任应由买方承担全部责任，卖方不承担任何责任。

The Purchaser shall bear full responsibility for any Products loss, damage, personal injury, property loss, other damage or liability caused by the Products or Products transportation, and Seller shall not bear any responsibility.

3.2.4买方应及时获得并在本协议的整个期限内保持将产品进口到指定的交货国所需的任何批准、许可、授权、执照和清关和所有买方或承运人根据适用法律要求提供的运输信息，并承担与进口产品有关的所有额外费用。

The Purchaser shall promptly obtain and maintain any approvals, permits, authorizations, licenses and customs clearance required to import the Products to the designated delivery country and all the transportation information provided by the Purchaser or the carrier in accordance with applicable legal requirements during the entire term of this agreement, and bear all additional costs related to imported Products.

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3.3 交货不到条款Failure to Deliver

3.3.1若卖方未能在2022年4月30日前完成100%交货，则买家有权取消未发货的订单并要求卖方返还已支付未发货订单价款并支付每日0.033%的罚息，计息期间从支付未发货订单的货款日起至买家要求取消之日止。若买家选择不取消订单，则卖家需在接到通知后5日内履行交付义务并根据本合同3.3.2条赔偿买方损失。

If the Seller fails to deliver 100% of the Products before 30 April 2022, the Purchaser shall be entitled to cancel the Order of undelivered batch of Products immediately and request the Seller to refund the price of such undelivered batch of Products together with an interest at 0.0333% per day for the period that starts the next day of the payment of the price of such batch of Products was made to the date immediately prior to the cancelation request. In the event that the Purchaser does not cancel the Order of the undelivered batch of Products and requests The Seller to perform its delivery obligation, The Seller shall perform its delivery obligation within five (5) days after receiving the notice from the Purchaser and compensate the Purchaser in accordance with Clause 3.3.2 of this Agreement.

3.3.2       若卖方延迟产品的交付日期同时买方未取消订单，则卖方需按照日息0.0333%自本合同3.1条中规定的约定交付日期至实际交付日期止向买方进行赔偿。

If the Seller postpones the shipping schedule of the Products and the Purchaser does not cancel the Order, the Seller shall make a compensation to the Purchaser on a daily basis, the amount of which shall equal to 0.0333% of the price of the Products for the period that starts on the delivery date defined in 3.1 to the extended delivery time when the Products are actually delivered.

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4、售后服务。After-sales service.

4.1保修期。Warranty period

保修期自保修开始日起至保修开始日后的第360天结束。“保修开始日期”是指产品交付给承运人的日期。

The warranty period starts from the Warranty Start Date to the 360th day after the Warranty Start Date. “Warranty Start Date” means the date on which the Products are delivered to the carrier by the Seller.

4.2保修方式。Warranty method

保修期内，卖方针对有缺陷的产品零件/部件或有缺陷的产品（“质量问题”）提供免费售后服务。保修期内，如果买方发现本协议标的产品存在质量问题或发生故障后，应立即通知卖方并配合卖方进行故障分析和处理。保修期内，因非产品本身质量问题所造成的故障或毁损，买方可选择由卖方提供有偿维修服务，维修实际发生的材料费、部件费、运输费等费用由买方承担。

During the warranty period, Seller provides free after-sales service for the defective part/component of the Products or the defective Products (“Quality Related Issues”). During the warranty period, if the Purchaser finds that the Products subject to this Agreement has Quality Related Issues or malfunctions, it shall immediately notify Seller and cooperate with Seller for failure analysis and handling. During the warranty period, the Purchaser has the discretion to allow the Seller to provide paid repair services due to failures or damages that are not caused by Quality Related Issues. The actual costs of repairing materials, parts, transportation and other costs shall be borne by the Purchaser.

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4.3非保修范围。Not covered by warranty

4.3.1正常磨损；Normal abrasion;

4.3.2因事故、滥用、误用、疏忽、处理不当或安装不当造成的损坏；

Damage resulting from accident, abuse, misuse, neglect, improper handling or improper installation;

4.3.3未经书面授权、或未经售后支持人员同意，擅自拆卸、改装或修理导致损坏的产品；

Unauthorized disassembly, modification or repair of damaged Products without written authorization or without the consent of after-sales support personnel;

4.3.4使用非官方指定配件（包含但不限于电源、控制板、风扇、线缆等）导致算力不足或因匹配不上等服务器毁坏情形；

Use of unofficially designated accessories (including but not limited to power supplies, control boards, fans, cables, etc.) leads to insufficient computing power or server damage due to poor matching;

4.3.5自行修改产品运行参数（如：超频），导致产品使用寿命缩短或直接损坏；

Modify the Products operating parameters (such as: overclocking) by Purchaser, resulting in shortened Products life or direct damage;

4.3.6未按照规范或说明用电、用网、以及仓库环境不符合服务器运营要求导致的产品损坏，包含但不限于潮湿环境、腐蚀环境、超高温环境、尘埃颗粒超标、异常电压电流（如浪涌、冲击、不稳定）等；

Products damage caused by non-compliance with specifications or instructions on electricity, network, and warehouse environments that do not meet server operating requirements, including but not limited to humid environments, corrosive environments, ultra-high temperature environments, excessive dust particles, abnormal voltage and current (such as surge, Shock, instability);

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4.3.7产品序列号被恶意修改、污损或被故意清除的产品；

Products whose serial numbers have been maliciously modified, defaced, or deliberately removed;

4.3.8自然灾害引起的损坏，包含但不限于地震、火灾、暴雨及沙尘暴等。

Damage caused by natural disasters, including but not limited to earthquakes, fires, rainstorms and sandstorms.

如果过保修期，买方可以自行决定委托卖方方提供有偿维修服务。

If the warranty period expires, the Purchaser may engage the Seller to provide paid maintenance services to the Purchaser at its sole discretion.

5、联系方式。Contact information.

与本协议有关的所有通信均应通过以下联系人进行：

All communications in relation to this Agreement shall be made to the following contacts:

卖方业务联系人Seller 's business contact:

姓名Name：

电话Phone：

邮箱Email：

买方业务联系人Purchaser's business contact：

姓名Name：

电话Phone：

邮箱Email：

6、违约责任。Liability for breach of Agreement.

6.1双方郑重承诺严格履行本协议约定，任何一方违反本协议项下任何义务，均构成违约。违约方应承担继续履行、采取补救措施、支付违约金、赔偿损失等违约责任。赔偿损失的范围还应包括律师费、诉讼费、调查费、公证费、差旅费等维权费用。

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Both parties solemnly promise to strictly implement the provisions of this Agreement, and any breach of any obligation under this Agreement by either party constitutes a breach of Agreement. The party in breach shall be liable for breach of Agreement such as continuing to perform, taking remedial measures, paying liquidated damages, and compensating for losses. The scope of compensation for losses should also include attorney fees, litigation fees, investigation fees, notarization fees, travel expenses and other rights protection expenses.

6.2买方未按本协议约定按时支付应付款项，卖方有权选择单方面解除本协议。若买方的预付款在扣除双方同意的损失后仍有结余，则卖方需立即向买方支付改结余同时不扣除任何利息。若买方未能按时支付应付款项且同时卖方已开始生产或采购，则卖方可要求买方赔偿其生产及采购产生的合理损失。

If the Purchaser fails to pay the amount payable on time as agreed herein, Seller has the right to unilaterally terminate the Agreement. If there are any remaining balance of the Purchaser after deducting the mutually agreed damage, such remaining balance shall be immediately refunded to the Purchaser free of any interest. If the Purchaser fails to pay the amount payable on a timely basis and the Seller has arranged production or procurement, the Seller shall be entitled to request the Purchaser to be responsible for the reasonable loss related to such production or procurement.

6.3卖方应保证交付买方服务器的总算力不低于本协议约定。卖方可以在买方出具书面同意的情况下调整实际交付产品的品牌种类。

Seller shall ensure that the delivery of the server to Purchaser is no less than the effort set forth in this Agreement. Seller may adjust the brand type of the products actually delivered with the Purchaser’s prior written consent.

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7、声明和保证Representations and Warranties

买方向卖方作出以下陈述和保证：

The Purchaser makes the following representations and warranties to Seller:

7.1 拥有支配资产和开展业务的全部权力和权限。

It has the full power and authority to own its assets and carry on its businesses.

7.2 其在本协议项下明确承担的义务是合法、有效、有约束力和可执行的义务。The obligations expressed to be assumed by it under this Agreement are legal, valid, binding and enforceable obligations.

7.3 有权订立、履行和交付，并已采取一切必要行动授权其订立、履行和交付本协议以及本协议拟进行的交易。

It has the power to enter into, perform and deliver, and has taken all necessary action to authorize its entry into, performance and delivery of this Agreement and the transactions contemplated by this Agreement.

8、可分割性Severability

若本协议中任何条款或者条件根据任何法律或者公共政策被认定为无效、不合法或者无法执行，则本协议中其他所有的条款或者条件均应当不受影响，仍保持完全的效力，只要该拟定交易的经济或法律实质未对任何一方造成任何形式的不利影响。任何无效的、不合法的或不可执行的条款或条件终止后，双方应当进行良好协商共同修改本协议，尽可能以一种可接受的方式达成双方的原始意图，以使本协议的拟定交易能够在尽可能的范围内完成。

If any term or other provision of the Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of the Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated thereby is not affected in any adverse manner to either Party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify the Agreement so as to affect the original intent of the Parties hereto as closely as possible in an acceptable manner, to the end that the transactions contemplated in the Agreement may be fulfilled to the extent possible.

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9、转让Assignment

9.1买方可以自由地将其在本协议项下的任何权利、利益或义务全部或部分转让给其关联公司或任何第三方。未经买方事先书面同意，卖方不得全部或部分转让或转让其在本协议项下的任何权利、利益或义务。

The Purchaser may freely assign or transfer any of its rights, benefits or obligations under this Agreement in whole or in part to its Affiliates or to any third party. The Seller may not assign or transfer any of its rights, benefits or obligations under this Agreement in whole or in part without the Purchaser 's prior written consent.

9.2       本协议对本协议的每一方及其权利继承人和允许的受让人具有约束力并确保其受益。

This Agreement shall be binding upon and enure to the benefit of each Party to this Agreement and its successors in title and permitted assigns.

10、保密条款Confidentiality and Communications

有关本协议的所有信息以及与双方根据本协议提供的产品有关或衍生的所有信息，无论是口头或书面形式，还是图纸、计算机程序或其他形式，以及从中得出的所有数据（“机密信息”）均应视为机密，因此不得泄露给任何未经授权的人。买方承诺并同意采取一切合理和可行的步骤来确保和保护机密信息的机密性，这些信息不能被传递、出售、交易、发布或披露给任何未经授权的人。

All information concerning this Agreement and matters pertaining to or derived from the provision of Product(s) pursuant to this Agreement between the Parties, whether in oral or written form, or in the form of drawings, computer programs or other, as well as all data derived therefrom (''Confidential Information,), shall be deemed to be confidential and, as such, may not be divulged to any unauthorized person. The Purchaser undertakes and agrees to take all reasonable and practicable steps to ensure and protect the confidentiality of the Confidential Information which cannot be passed, sold, traded, published or disclosed to any unauthorized person.

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11、不可抗力

11.1不可抗力是指本合同订立时不能预见、不能避免并不能克服的客观情况，包括但不限于自然灾害（如台风、地震、洪水、冰雹等）、社会异常事件（如罢工、骚乱等）、政府行为（如征收、征用、封锁、政府禁令等）等，以及厂商外协工厂因前述自然灾害、社会异常事件、政府行为或政府间政策变动导致的无法如期交货甚至停产、停止供应等情形。原材料价格上涨、雇员短缺、市场交易情况变动等不属于不可抗力。

Force majeure refers to objective circumstances that cannot be foreseen, avoided and cannot be overcome when this contract is concluded, including but not limited to natural disasters (such as typhoons, earthquakes, floods, hail, etc.), social abnormal events (such as strikes, riots, etc.), government actions (Such as expropriation, blockade, government bans, etc.) and etc., and manufacturers’ outsourced factories unable to deliver on time or even stop production due to the aforementioned natural disasters, social abnormal events, government actions, or changes in intergovernmental policies , Suspension of supply, etc. Rising prices of raw materials, shortage of employees, changes in market transactions, etc. are not force majeure.

11.2 若一方因不可抗力事件被完全或部分延迟、被阻止或被阻碍履行本协议项下的义务（付款义务除外），在受影响的一方尽合理努力的前提下， 未能履行的合同义务可因此类不可抗力事件的发生予以免除。 一方主张其履行合同的义务因不可抗力事件应被免除时，应在该不可抗力事件发生后立即通知另一方该不可抗力事件的性质、发生日期和预计持续时间以及该不可抗力事件的影响，即一方需预计该事件将在多大程度上延迟、阻止或阻碍一方履行其在本协议项下的义务。 此后，通知方应尽最大努力消除此类不可抗力事件并减轻其影响。To the extent that a Party is fully or partially delayed, prevented or hindered by an event of Force Majeure from performing any obligation under this Agreement (other than an obligation to make payment), subject to the exercise of reasonable diligence by the affected Party, the failure to perform shall be excused by the occurrence of such event of Force Majeure. A Party claiming that its performance is excused by an event of Force Majeure shall, promptly after the occurrence of such event of Force Majeure, notify the other Party of the nature, date of inception and expected duration of such event of Force Majeure and the extent to which the Party expects that the event will delay, prevent or hinder the Party from performing its obligations under this Agreement. The notifying Party shall thereafter use its best effort to eliminate such event of Force Majeure and mitigate its effects.

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11.3受影响的一方应尽合理努力消除不可抗力事件，并将所有重大进展通知另一方。

The affected Party shall use reasonable diligence to remove the event of Force Majeure, and shall keep the other Party informed of all significant developments.

12、适用法律和争议解决。Governing Law and Dispute Resolution

12.1本协议仅受香港法律管辖并据其解释。

This Agreement shall be solely governed by and construed in accordance with the laws of Hong Kong.

12.2因本协议引起或与本协议有关的任何争议、争议、分歧或索赔，包括本协议的存在、有效性、解释、履行、违约或终止，或因本协议引起或与本协议有关的非合同义务的任何争议，均应提交仲裁并由香港国际仲裁中心根据提交仲裁通知时有效的《贸易法委员会仲裁规则》进行仲裁并最终解决。仲裁的决定和裁决是终局的，对双方具有约束力。

Any dispute, controversy, difference or claim arising out of or relating to this Agreement, including the existence, validity, interpretation, performance, breach or termination hereof or any dispute regarding non-contractual obligations arising out of or relating to this Agreement shall be referred to and finally resolved by arbitration administered by the Hong Kong International Arbitration Center under the UNCITRAL Arbitration Rules in force when the notice of arbitration is submitted. The decision and awards of the arbitration shall be final and binding upon the parties hereto.

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13、其他。Other.

13.1本协议未尽事宜，双方应另行协商并签订补充协议。

For matters not covered in this Agreement, both parties shall negotiate and sign a supplementary agreement separately.

13.2本协议以中英文版本书写，如协议条款有不一致之处则以英文为准。

This Agreement is written in both Chinese and English. If there is any inconsistency in the terms of the agreement, the English version shall prevail.

13.3本协议经双方签署盖章后生效。

This Agreement will come into effect after being signed and sealed by both parties.

13.4本协议一式贰份，双方各执壹份，具备同等法律效力。

This Agreement is made in two originals, with each party holding one copy and each copy having the same legal effect.

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(The rest part of the page is intentionally left in blank)

Signed for and on behalf of Seller

卖方Seller: AGM TECHNOLOGY LIMITED

签名Signature: /s/ Chenjun Li

日期Date: February 14, 2022

Signed for and on behalf of the Purchaser

买方Purchaser: SonicHash LLC

签名Signature: /s/ Jiaming Li

日期Date: February 14, 2022

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